EXECUTION COPY










                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                                  INTUIT INC.

                            ECHO ACQUISITION CORP.

                            EMPLOYEEMATTERS, INC.,

                            FRONTLINE CAPITAL GROUP

                                      AND

                         THE STOCKHOLDERS NAMED HEREIN



                               November 15, 2000


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
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                               TABLE OF CONTENTS


ARTICLE 1 - THE MERGER...........................................................................................1
   1.1   The Merger..............................................................................................1
   1.2   The Closing.............................................................................................2
   1.3   Actions at the Closing..................................................................................2
   1.4   Additional Action.......................................................................................2
   1.5   Conversion of Shares....................................................................................2
   1.6   Dissenting Shares.......................................................................................5
   1.7   Exchange of Shares......................................................................................6
   1.8   Fractional Shares.......................................................................................7
   1.9   Options.................................................................................................7
   1.10  Escrow..................................................................................................8
   1.11  Certificate of Incorporation and By-laws................................................................8
   1.12  Directors and Executive Officers........................................................................8
   1.13  No Further Rights.......................................................................................8
   1.14  Closing of Transfer Books...............................................................................8
   1.15  Tax-Free Reorganization.................................................................................8
   1.16  Ancillary Agreements....................................................................................9

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................9
   2.1   Organization, Qualification and Corporate Power.........................................................9
   2.2   Capitalization..........................................................................................9
   2.3   Authorization of Transaction...........................................................................10
   2.4   Noncontravention.......................................................................................11
   2.5   Subsidiaries...........................................................................................11
   2.6   Financial Statements...................................................................................12
   2.7   Absence of Certain Changes.............................................................................13
   2.8   Undisclosed Liabilities................................................................................13
   2.9   Tax Matters............................................................................................13
   2.10  Assets.................................................................................................15
   2.11  Owned Real Property....................................................................................15
   2.12  Real Property Leases...................................................................................15
   2.13  Intellectual Property..................................................................................16
   2.14  Intentionally Omitted..................................................................................20
   2.15  Contracts..............................................................................................20
   2.16  Accounts Receivable....................................................................................22
   2.17  Powers of Attorney.....................................................................................22
   2.18  Insurance..............................................................................................23
   2.19  Litigation.............................................................................................23
   2.20  Warranties.............................................................................................23
   2.21  Employees..............................................................................................23
   2.22  Employee Benefits......................................................................................24
   2.23  Environmental Matters..................................................................................27
   2.24  Legal Compliance.......................................................................................27
   2.25  Customers and Suppliers................................................................................27
   2.26  Permits................................................................................................27
   2.27  Certain Business Relationships With Affiliates.........................................................27
   2.28  Brokers' Fees..........................................................................................28
   2.29  Books and Records......................................................................................28
   2.30  Intentionally Omitted..................................................................................28
   2.31  Certain Business Practices.............................................................................28
   2.32  Vote Required; Consents................................................................................28
   2.33  Change of Ownership....................................................................................28
   2.34  Restrictions on Business Activities....................................................................29
   2.35  Section 203 of DGCL Inapplicable.......................................................................29
   2.36  Company Ownership of Buyer Common Stock................................................................29
   2.37  Intentionally Omitted..................................................................................29
   2.38  Disclosure.............................................................................................29

ARTICLE 2A - REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS...........................................29
   2A.1  Ownership..............................................................................................29
   2A.2  Authorization..........................................................................................30
   2A.3  Accredited Investor....................................................................................30
   2A.4  Sophistication.........................................................................................30
   2A.5  State Securities Laws..................................................................................31
   2A.6  Prospectus Delivery....................................................................................31
   2A.7  Ownership of Intellectual Property Assets..............................................................31
   2A.8  Disclosure.............................................................................................31
   2A.9  Ownership of RSI ESO...................................................................................31

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY...........................31
   3.1   Organization, Qualification and Corporate Power........................................................31
   3.2   Capitalization.........................................................................................32
   3.3   Authorization of Transaction...........................................................................32
   3.4   Noncontravention.......................................................................................32
   3.5   Reports and Financial Statements.......................................................................33
   3.6   Litigation.............................................................................................33
   3.7   Interim Operations of the Transitory Subsidiary........................................................33
   3.8   Brokers' Fees..........................................................................................34
   3.9   Shelf Registration Statement...........................................................................34
   3.10  Disclosure.............................................................................................34
   3.11  Tax-Free Reorganization................................................................................34

ARTICLE 4 - COVENANTS...........................................................................................35
   4.1   Closing Efforts........................................................................................35
   4.2   Governmental and Third-Party Notices and Consents......................................................35
   4.3   Meeting of Company Stockholders........................................................................36
   4.4   Operation of Business..................................................................................36
   4.5   Access to Information..................................................................................38
   4.6   Notice of Breaches.....................................................................................39
   4.7   Exclusivity............................................................................................39
   4.8   Expenses...............................................................................................40
   4.9   Securities Act Compliance..............................................................................40
   4.10  Listing of Merger Shares...............................................................................40
   4.11  Reduction in Force.....................................................................................40
   4.12  Section 280G...........................................................................................41
   4.13  Management Promissory Notes............................................................................41
   4.14  Termination of Existing Employee Severance Arrangements................................................41
   4.15  Directors and Officers Insurance.......................................................................41

ARTICLE 5 - CONDITIONS TO CONSUMMATION OF MERGER................................................................42
   5.1   Conditions to Each Party's Obligations.................................................................42
   5.2   Conditions to Obligations of the Buyer and the Transitory Subsidiary...................................42
   5.3   Conditions to Obligations of the Company...............................................................44
   5.4   Right to Proceed.......................................................................................45

ARTICLE 6 - INDEMNIFICATION.....................................................................................46
   6.1   Indemnification by the Stockholders....................................................................46
   6.2   Indemnification of Buyer...............................................................................46
   6.3   Indemnification Claims.................................................................................46
   6.4   Survival of Representations and Warranties.............................................................48
   6.5   Limitations............................................................................................49

ARTICLE 7 - TERMINATION.........................................................................................52
   7.1   Termination of Agreement...............................................................................52
   7.2   Effect of Termination..................................................................................53

ARTICLE 8 - DEFINITIONS.........................................................................................53

ARTICLE 9 - MISCELLANEOUS.......................................................................................58
   9.1   Press Releases and Announcements.......................................................................58
   9.2   No Third Party Beneficiaries...........................................................................58
   9.3   Entire Agreement.......................................................................................58
   9.4   Succession and Assignment..............................................................................58
   9.5   Counterparts Facsimile Signature.......................................................................58
   9.6   Headings...............................................................................................58
   9.7   Notices................................................................................................58
   9.8   Governing Law; Submission to Jurisdiction..............................................................60
   9.9   Amendments and Waivers.................................................................................60
   9.10  Severability...........................................................................................60
   9.11  Construction...........................................................................................61

Exhibit A - Form of Affiliate Agreement

Exhibit B - Sample Merger Consideration Calculations

                         AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER entered into as of November 15, 2000 (the "Agreement"), by and among Intuit Inc., a Delaware corporation (the "Buyer"), Echo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), EmployeeMatters, Inc., a Delaware corporation (the "Company"), FrontLine Capital Group, a Delaware corporation ("FrontLine"), and the stockholders of the Company signatory hereto (together with FrontLine, the "Principal Stockholders"). The Buyer, the Transitory Subsidiary, the Company and the Principal Stockholders are referred to collectively herein as the "Parties."

         WHEREAS, the respective Boards of Directors of Buyer, Transitory Sub and the Company have approved or will approve the merger of the Transitory Subsidiary with and into the Company upon the terms and subject to the conditions set forth;

         WHEREAS, the stockholders of the Company will receive shares of common stock, par value $.01 per share of the Buyer and cash in exchange for their capital stock of the Company;

         WHEREAS, as a condition to the willingness of Buyer and Transitory Subsidiary to enter into this Agreement, the Principal Stockholders have entered into a Voting Agreement, dated as of the date hereof, with Buyer and Transitory Subsidiary (the "Voting Agreement"), pursuant to which each Principal Stockholder has agreed, among other things, to vote such Principal Stockholder's shares of capital stock of the Company in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement;

         WHEREAS, the parties intend, by executing this Agreement to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and to cause the Merger (as defined below) to qualify as a reorganization under the provisions of Section 368(a) of the Code; and

         WHEREAS, Buyer, Transitory Subsidiary, the Company and the Principal Stockholders desire to make certain representations, warranties, covenants and agreements in connection with the merger contemplated herein and also to prescribe various conditions to such merger; and

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows.

                            ARTICLE 1 - THE MERGER

         1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger and a wholly-owned subsidiary of Buyer (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files a certificate of merger or other appropriate documents prepared and executed in accordance with
Section 251 of the Delaware General Corporation Law (the "DGCL") (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL.

         1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP in New York, New York, commencing at 9:00 a.m. local time on December 15, 2000, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties so long as the requirement to deliver such documents is susceptible of being satisfied) set forth in Article V hereof (the "Closing Date").

         1.3   Actions at the Closing.  At the Closing:

               (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

               (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

               (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

               (d) the Buyer shall deliver certificates for the Merger Shares (as defined below) to the Company Stockholders (as defined below) in accordance with Section 1.7; and

               (e) an escrow agreement (the "Escrow Agreement") shall be executed and delivered by the Buyer, the Company, the Principal Stockholders and American Stock Transfer and Trust Company (or its successor under the Escrow Agreement) in form and substance reasonably satisfactory to such parties, and, on the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate or certificates for the Escrow Shares (as defined below) being placed in escrow pursuant to Section 1.10; and

               (f) the Buyer shall pay those legal fees and other expenses of the Company from which it has received payoff letters in accordance with
Section 5.2(p) hereof.

         1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

         1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

               (a) Each share of common stock, $.01 par value per share, of the Company (the "Common Shares") issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.8 and 1.10) such number of shares of common stock, $.01 par value per share, of the Buyer (the "Buyer Common Stock") as is equal to the Common Conversion Ratio (as defined below).

               (b) Each share of Series A Convertible Redeemable Preferred Stock, $.01 par value per share, of the Company (the "Preferred Shares" and, together with the Common Shares, the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Preferred Shares held in the Company's treasury and excluding the FrontLine Preferred Dividend Amount (as defined below)) shall be converted into and represent the right to receive (subject to the provisions of Section 1.8 and 1.10) such number of shares of Buyer Common Stock as is equal to the Preferred Conversion Ratio (as defined below).

                (c) (i) The "Common Conversion Ratio" shall be the result obtained by dividing (x) the Common Merger Shares (as defined below) by
(y) the total number of outstanding Common Shares immediately prior to the Effective Time plus the total number of Common Shares issuable upon exercise of all outstanding Options (as defined herein) but excluding any such Common Shares that are subject to repurchase rights by the Company (i.e., unvested restricted Common Shares) as of the Closing Date pursuant to the Company's 1999 Stock Option Plan and any such Common Shares that are issuable upon exercise of options granted pursuant to the Company's 1999 Stock Option Plan that have not yet vested as of the Closing Date (the "Total Outstanding Common Shares"); provided, however, that the Common Conversion Ratio shall be subject to adjustment as provided below. The "Common Merger Shares" shall be the amount equal to the Common Share Merger Consideration (as defined below) divided by the Average LOI Price; provided, however, that the total Common Merger Shares shall be subject to adjustment as provided below. The "Average LOI Price" shall equal $53.42. The "Common Share Merger Consideration" shall equal (A) the Adjusted Total Merger Consideration (as defined below), minus
(B) the Bridge Loan Balance (as defined below), minus (C) the total number of outstanding Preferred Shares immediately prior to the Effective Time (excluding any Preferred Shares issuable to FrontLine pursuant to the Amended and Restated Bridge Financing Agreement dated September 6, 2000 as further amended on November 6, 2000 (the "Bridge Loan Agreement") between FrontLine and the Company (the aggregate of such Preferred Shares issuable under such agreement being referred to herein as the "Bridge Loan Shares")) (such total number of outstanding Preferred Shares excluding the Bridge Loan Shares being referred to herein as the "FrontLine Preferred Shares") multiplied by $1.00 (such product being referred to herein as the "FrontLine Preferred Amount"), minus (D) the total amount of accrued but unpaid dividends on the FrontLine Preferred Shares as of the Closing Date (the "FrontLine Preferred Dividend Amount"). The "Bridge Loan Balance" means the principal amount of the loan made by FrontLine to the Company under the Bridge Loan Agreement and the interest accrued thereon as of the Closing Date. The "Adjusted Total Merger Consideration" shall equal (A) $39,000,000 minus (B) Excess Company Expenses (as hereinafter defined), minus (C) Excess RIF Expenses (as hereinafter defined). The Common Conversion Ratio and the total Common Merger Shares shall be adjusted as follows: (X) in the event that the Average Announcement Price (as hereinafter defined) is greater than 120% of the Average LOI Price, then
(x) the Common Conversion Ratio shall equal (I) the product of 120% multiplied by the Common Share Merger Consideration, divided by the Average Announcement Price, divided by (II) the Total Outstanding Common Shares, and (y) the total Common Merger Shares shall equal the result of the formula set forth in the foregoing clause (x)(I), and (Y) in the event that the Average Announcement Price is less than 80% of the Average LOI Price, then (a) the Common Conversion Ratio shall equal (I) the product of 80% multiplied by the Common Share Merger Consideration, divided by the Average Announcement Price, divided by (II) the Total Outstanding Common Shares, and (b) the total Common Merger Shares shall equal the result of the formula set forth in the foregoing clause
(a)(I). The "Average Announcement Price" means the average of the closing prices per share of the Buyer Common Stock as quoted on the Nasdaq National Market for the period beginning three (3) trading days prior to the date of the first public disclosure of the transaction by the parties hereto, and ending at the closing of the third trading day subsequent to the date of such public disclosure. The parties hereto agree that the date of such public disclosure shall be November 16, 2000.

               (ii) The "Preferred Conversion Ratio" shall be the result obtained by dividing (x) the Preferred Merger Shares (as defined below) by (y) the total number of FrontLine Preferred Shares. The "Preferred Merger Shares" shall be the amount equal to the Preferred Share Merger Consideration divided by the Average LOI Price; provided, however, that the total preferred Merger Shares shall be subject to adjustment as provided below. The "Preferred Share Merger Consideration" shall equal (A) the Bridge Loan Balance, plus (B) the FrontLine Preferred Amount, plus (C) the FrontLine Preferred Dividend Amount. The Preferred Conversion Ratio and the total Preferred Merger Shares shall be adjusted as follows: (X) in the event that the Average Announcement Price is greater than 120% of the Average LOI Price, then (x) the Preferred Conversion Ratio shall equal (I) the product of 120% multiplied by the Preferred Share Merger Consideration, divided by the Average Announcement Price, divided by
(II) the total number of FrontLine Preferred Shares, and (y) the total Preferred Merger Shares shall equal the result of the formula set forth in the foregoing clause (x)(I), and (Y) in the event that the Average Announcement Price is less than 80% of the Average LOI Price, then (a) the Preferred Conversion Ratio shall equal (I) the product of 80% multiplied by the Preferred Share Merger Consideration, divided by the Average Announcement Price, divided by (II) the total number of FrontLine Preferred Shares (b) the total Preferred Merger Shares shall equal the result of the formula set forth in the foregoing clause (a)(I).

               (iii) Each of the Common Conversion Ratio and the Preferred Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock on or prior to the Closing. The Parties acknowledge and agree that, if calculated on the date hereof, the Common Conversion Ratio and the Preferred Conversion Ratio would be in the amounts set forth on Exhibit C attached hereto based on the assumptions set forth therein. The assumptions set forth in Exhibit C are for illustrative purposes only and shall in no way be indicative or an estimate of the actual amounts that might exist as of the date or dates or their respective determinations under this Agreement. The aggregate number of shares of Buyer Common Stock into which Company Shares are converted pursuant to this Section 1.5 (after taking into account any adjustment to the Common Conversion Ratio or the Preferred Conversion Ratio pursuant to this Section 1.5) is referred to herein as the "Merger Shares."

               (iv) On the Closing Date and subject to Section 1.7, stockholders of record of the Company immediately prior to the Effective Time (the "Company Stockholders") shall be entitled to receive immediately the Merger Shares to which they are entitled pursuant to this Section 1.5; provided, however, that such number of Merger Shares to be received by the Principal Stockholders, rounded to the nearest whole number (the "Escrow Shares"), as is equal to an aggregate of 10% of the total Merger Shares to be received by all holders of Company Shares pursuant to this Section 1.5 shall be deposited in escrow pursuant to Section 1.10 (the specific number of Merger Shares to be deposited in escrow by each Principal Stockholder being determined in accordance with Section 6.5(a)).

               (d) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

               (e) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

         1.6   Dissenting Shares.

               (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the DGCL or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5, but subject to Section 1.7, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to the Exchange Agent a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5.

               (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands. The Buyer shall give the Company the opportunity to reasonably participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL.

         1.7   Exchange of Shares.

               (a) As soon as practicable after the Effective Date, each Company Stockholder will be entitled to receive, upon surrender to Buyer, to the attention of and at the address set forth below in Section 9.7, of one or more certificates representing Company Shares, ("Certificate" or "Certificates") for cancellation, certificates representing the number of Merger Shares into which such Company Shares are converted in the Merger and cash in lieu of fractional shares as provided in Section 1.8. The Merger Shares issued in the Merger shall each be deemed to have been issued at the Effective Date.

               (b) If any Merger Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Merger Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and
(iii) the person requesting such transfer shall pay to the Buyer any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Buyer that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Buyer nor any other Party shall be liable to a holder of Company Shares for any Merger Shares issuable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Shares issuable plus cash in lieu of fractional shares in exchange therefor pursuant to Section 1.5. The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

               (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates for certificates representing the Initial Shares. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

               (e) Certificates surrendered for exchange by any Person constituting an "affiliate" of the Company for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Buyer has received an Affiliate Letter in the form of Exhibit A attached hereto (an "Affiliate Letter"), from such Person as provided in Section 4.9 hereof.

         1.8 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Merger Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

         1.9   Options.

               (a) As of the Effective Time, all outstanding options to purchase Common Shares issued by the Company pursuant to its stock option plans or otherwise ("Options"), whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the aggregate exercise price of such Option immediately prior to the Effective Time divided by the Common Conversion Ratio. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

                  (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.9, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.9 and such notice).

                  (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section
1.9. As soon as practicable after the Effective Time and for so long as any of the assumed Options shall remain outstanding, Buyer will use all commercially reasonable efforts to cause the shares of Buyer Common Stock issuable upon exercise of the assumed Options to be registered under the Securities Act (but in any event within ten (10) business days following the Effective Time) and to comply with the requirements of Securities Act Rule 428 and Form S-8 with respect thereto; provided, however, that the Buyer shall have no obligation to register such shares unless Form S-8 is available for such registration pursuant to the provision of the Securities Act.

         1.10 Escrow. On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate or certificate(s) (issued in the name of the Escrow Agent or its nominee) as directed by the Escrow Agent representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Principal Stockholders (as defined in Section 6.1) set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent on behalf of the Principal Stockholders in accordance with the provisions of Section 6.5(a) and shall be paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

         1.11   Certificate of Incorporation and Bylaws.

                (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (i) the name of the corporation set forth therein shall be changed to the name of the Company and (ii) the identity of the incorporator shall be deleted.

                (b) The Bylaws of the Surviving Corporation immediately following the Effective Time shall be amended and restated in its entirety to be identical to be identical to the Bylaws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         1.12 Directors and Executive Officers. At the Effective Time, the directors of Transitory Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed of their respective successors are duly elected or appointed and qualified. The officers of Transitory Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected, appointed and qualified.

         1.13 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

         1.14 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Shares and cash in accordance with
Section 1.5, subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

         1.15 Tax-Free Reorganization. The parties intend to adopt and hereby do adopt this Agreement as a plan of reorganization within the meaning of the Regulations issued pursuant to Section 368 of the Code and intend to consummate the Merger in accordance with the provisions of Section 368(a) of the Code. Each party covenants and agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         1.16 Ancillary Agreements. Contemporaneously with the execution of this Agreement, Buyer has entered into (i) a Voting Agreement with the Principal Stockholders, (ii) employment agreements with certain employees of the Company, and (iii) employment commitment letters with certain employees of the Company.

           ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer that the statements contained in this Article 2 are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof by the Buyer (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 2, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article 2. For purposes of this Article 2 the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the officers of the Company set forth in Section 2.0 of the Disclosure Schedule, as well as any other knowledge which such officers would have possessed had they made reasonable inquiry (which shall be understood as such inquiry as would be deemed reasonable for officers holding similarly situated positions in a similarly situated company under similar circumstances) of appropriate employees and agents of the Company with respect to the matter in question.

         2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of the States of Connecticut and New York and each other jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties and assets owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and Bylaws each as amended to date. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws, and such Certificate and Bylaws are in full force and effect. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries (as defined below), taken as a whole.

         2.2 Capitalization. The authorized capital stock of the Company consists of (a) 70,000,000 Common Shares, of which, as of the date of this Agreement, 15,128,334 shares are issued and outstanding, no shares are held in the treasury of the Company, and 2,293,500 shares are reserved for issuance under the Company's 1999 Stock Option Plan and (b) 30,000,000 shares of preferred stock, of which (i) 15,000,000 shares have been designated as Series A Convertible Redeemable Preferred Stock, of which, as of the date of this Agreement, 15,000,000 shares are issued and outstanding, 13,500,000 are reserved for issuance upon the conversion of the principal amount of the Company's existing indebtedness and as of the date hereof 211,409 are reserved for issuance upon the conversion of the interest accrued but unpaid under the Company's existing indebtedness (subject to increase in accordance with the provisions of the Bridge Loan Agreement). All of the Company Shares are duly authorized, validly issued, fully paid, nonassessable and, except as set forth in Section 2.2(i) of the Disclosure Schedule, free of all preemptive rights.
Section 2.2(i) of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class or series of Company Shares held by each stockholder and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (ii) all outstanding Options, indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All Company Shares that may be issued upon exercise of Options will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options listed in Section 2.2(ii) of the Disclosure Schedule and up to 50,000 Options which may be granted pursuant to the Company's 1999 Stock Option Plan pursuant to Section 4.4(a), there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Other than the agreements listed and described in Section 2.2(iii) of the Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. Except as set forth in Section 2.2(iv) of the Disclosure Schedule, to the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

         2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by the Company Stockholders (the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors, or by unanimous written consent, (i) adopted this Agreement in accordance with the provisions of the DGCL, and (ii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect and the exercise by courts of equity powers).

         2.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) except as set forth in Section 2.4(a) of the Disclosure Schedule, conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company or the charter, Bylaws or other organizational document of any Subsidiary (as defined below),
(b) require on the part of the Company or any Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity") other than any premerger notification filing required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), (c) except as set forth in Section 2.4(c) of the Disclosure Schedule, in any material respect conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens for Taxes (as hereinafter defined) due and not yet payable and (iv) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

         2.5   Subsidiaries.

               (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof, (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

                (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the assets and properties owned and used by it. The Company has delivered to the Buyer complete and accurate copies of the charter, Bylaws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, Bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. Except as set forth in Section 2.5(b)(i) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. Except as set forth in Section 2.5(b)(ii) of the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

                 (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

         2.6   Financial Statements. The Company has provided to the Buyer
(a) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the Company's fiscal years since inception; and (b) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the ten months ended as of October 31, 2000 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") are complete and correct in all material respects and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries. Nothing has come to the attention of the Company since the date of the Most Recent Balance Sheet which would indicate that such financial statements were not true and representative of the Company's financial position in all material respects as of the Most Recent Balance Sheet Date. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

         2.7   Absence of Certain Changes. Except as set forth in Section
2.7 of the Disclosure Schedule and except for actions specifically contemplated by Sections 4.11, 4.13 and 4.14, since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or would reasonably be expected to have, a Company Material Adverse Effect, and
(b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

         2.8 Undisclosed Liabilities. Except as set forth in Section 2.8 of the Disclosure Schedule, none of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section
2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet in order for such balance sheet to fairly present in all material respects the financial condition of the Company on the date thereof.

         2.9   Tax Matters.

               (a) For purposes of this Agreement, the following terms shall have the following meanings:

                   (i) "Taxes" means all taxes of whatever nature, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                  (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

               (b) Each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable (whether or not shown on any Tax Return). The unpaid Taxes of the Company and the Subsidiaries for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

               (c) The Company has delivered or made available to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since their respective dates of incorporation. The Company has delivered or made available to the Buyer complete and accurate copies of all other Tax Returns of the Company and the Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after their respective dates of incorporation. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

               (d) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (iii) except as set forth in Section 2.9(d)(iii) of the Disclosure Schedule, has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor; (v) has made a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b); or (vi) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the Company was the common parent. Neither the Company nor any of its Subsidiaries is a party to any tax sharing or allocation agreement.

               (e) None of the assets of the Company or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

               (f) Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

               (g) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

               (h) The Company operates at least one historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. Section 1.368-1(d). The Company Stockholders have not disposed of any Company Shares, or received any distribution from the Company, in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treas. Reg. Section 1.368-1(e). The Company has not disposed of assets or redeemed stock in a manner that would cause the Merger to violate the "substantially all" requirement set forth in Section 368(a)(2)(E) of the Code.

         2.10 Assets. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of their business as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Section 2.13 hereof and as set forth in Section 2.10 of the Disclosure Schedule, no asset (tangible or intangible) of the Company or any Subsidiary is subject to any Security Interest.

         2.11  Owned Real Property. Neither the Company nor any
Subsidiary owns any real property.

         2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has made available to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

              (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

              (b) the consummation of the Merger and the transactions contemplated by this Agreement will not result in any lease or sublease no longer continuing to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

              (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in material breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

              (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

              (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

         2.13  Intellectual Property.

               (a) Ownership of Intellectual Property Assets. The Company or one of the Subsidiaries owns or has sufficient rights to use (i) all of the Intellectual Property Assets either (A) used to create, offer, maintain, support or enhance the Products which are currently commercially released or, with respect to Products or Product versions not yet commercially released, through the current stage of development or (B) which are otherwise necessary for the sale, distribution and provision of the Products which are currently commercially released or, with respect to Products or Product versions not yet commercially released, through the current stage of development, in either case free and clear of all Security Interests, and has the right to use all of such Intellectual Property Assets and (ii) all other material Intellectual Property Assets used in their business as presently conducted. No Intellectual Property Assets of any third party are necessary to complete the development of products currently planned for use in the Company's and its Subsidiaries' business, except for (i) such Intellectual Property Assets with respect to which the failure of the Company to own or have sufficient rights to use would not have a Company Material Adverse Effect, (ii) those Intellectual Property Assets currently licensed by the Company and (iii) such Intellectual Property Assets that the Buyer and the Company together determine hereafter in writing would be better licensed than owned or internally-developed from an efficiency and/or cost perspective. Except as set forth in Section 2.13(a) of the Disclosure Schedule, no claim is pending or, to the Company's knowledge, threatened against the Company, any subsidiary and/or any of their respective officers, employees, and consultants to the effect that the Company's or such Subsidiary's right, title and interest in and to such Intellectual Property Assets is invalid or unenforceable by the Company or such Subsidiary. Except as set forth in Section 2.13(a) of the Disclosure Schedule, all former and current employees, consultants and contractors of the Company and the Subsidiaries have executed written agreements with the Company or one of the Subsidiaries that assign, or obligate any such employee, consultant or contractor to assign (except if the lack of a present assignment would not have a material impact on any Product or the sale, distribution and/or provision thereof), to the Company or one of the Subsidiaries all rights to any inventions, improvements, discoveries, writings, or information relating to the business of the Company and the Subsidiaries. To the knowledge of the Company, no employee of the Company or any of the Subsidiaries is subject to any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company or such Subsidiary.

               (b) Patents. Section 2.13(b) of the Disclosure Schedule sets forth a complete and accurate list of all Patents owned by the Company and the Subsidiaries. None of such Patents are subject to any maintenance fees. In each case where such a Patent is held by the Company (or one of the Subsidiaries) by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No such Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party.

               (c) Trademarks. Section 2.13(c) of the Disclosure Schedule sets forth a complete and accurate list of (i) all Marks owned by the Company used in the Company's and its Subsidiaries' business as presently conducted or otherwise necessary for the sale, distribution and/or provision of the Products which are registered by the Company or any Subsidiary or which are the subject of applications for registration with the United States Patent and Trademark Office and/or any other jurisdiction and (ii) all other material Marks owned by the Company used in the Company's and its Subsidiaries' business as presently conducted. The Marks which are designated on such schedule as registered by the Company or any Subsidiary or the subject of applications for registration with the United States Patent and Trademark Office and/or any other jurisdiction are currently in compliance with formal legal requirements, and are not subject to any maintenance fees or taxes. In each case where such a Mark is held by the Company (or one of the Subsidiaries) by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No such Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to the Company's or any of the Principal Stockholder's knowledge, no such action is threatened with respect to any of such Marks.


               (d) Copyrights. Section 2.13(d) of the Disclosure Schedule sets forth a complete and accurate list of (i) all Copyrights used in the Company's and its Subsidiaries' business as presently conducted or otherwise necessary for the sale, distribution and/or provision of the Products which are registered by the Company and the Subsidiaries or which are the subject of applications for registration with the United States Copyright Office and/or any other jurisdiction and (ii) all other material Copyrights used in the Company's and its Subsidiaries' business as presently conducted or otherwise necessary for the sale, distribution and/or provision of the Products. All such Copyrights that have been registered with the United States Copyright Office are identified on such Schedule and are not subject to any fees or taxes. In each case where such a Copyright is held by the Company (or one of the Subsidiaries) by assignment, the assignment has been duly recorded with the U.S. Copyright Office and all other jurisdictions of registration. None of the source or object code, algorithms, or structure included in the Products, to the extent developed by or on behalf of the Company by any employee or person or entity acting as consultant or contractor of the Company, is copied from, based upon, or derived from any other source or object code, algorithm or structure in violation of the rights of any third party. Any substantial similarity of any portion of a Product, to the extent developed by or on behalf of the Company by any employee or person or entity acting as consultant or contractor of the Company, to any computer program owned by any third party did not result from the Products being copied from, based upon, or derived from any such computer software program in violation of the rights of any third party.

               (e) Trade Secrets. The Company has taken all reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all officers, directors, employees, and consultants of the Company or the Subsidiaries and any other persons with access to Trade Secrets) to protect the secrecy, and confidentiality of all of its Trade Secrets material to the Company's and its Subsidiaries' business as presently conducted. To the knowledge of the Company, there has not been any breach by any party to any such confidentiality or non-disclosure agreement. The Company's Trade Secrets used in the Company's and its Subsidiaries' business as presently conducted have not, to the knowledge of the Company, been disclosed by the Company or any Subsidiary to any person or entity other than employees or contractors of the Company or the Subsidiaries who had a need to know and use such Trade Secrets in the course of their employment or contract performance. Except as set forth in Section 2.13(e) of the Disclosure Schedule, (i) the Company has not granted any rights or interests in the source code of the Products, and (ii) since the time that the Company (or one of the Subsidiaries) developed the source code of the Products, the Company (or such Subsidiary) has not provided, licensed or disclosed the source code of the Products to any person or entity. The Company or one of the Subsidiaries has the right to use, free and clear of claims of third parties, all of its Trade Secrets material to the Company's and its Subsidiaries' business as presently conducted. To the knowledge of the Company, no third party has asserted that the use by the Company or any of the Subsidiaries of any such Trade Secret violates the rights of any third party.

               (f) Exclusivity of Rights. Except as set forth in Section 2.13(f) of the Disclosure Schedule, the Company or one of the Subsidiaries has the right to use, license, distribute, transfer and bring infringement actions with respect to the Intellectual Property Assets owned by the Company used in the Company's and its Subsidiaries' business as presently conducted or otherwise necessary for the sale, distribution and/or provision of the Products. Except as set forth in Section 2.13(f) of the Disclosure Schedule, neither the Company or one of the Subsidiaries (i) has licensed or granted to anyone rights of any nature to use any of the Intellectual Property Assets used in the Company's and its Subsidiaries' business as presently conducted or otherwise necessary for the sale and distribution of the Products; or (ii) is obligated to and does not pay royalties or other per user or per customer fees to anyone for the Company's (or such Subsidiary's) ownership, use, license or transfer of any of such Intellectual Property Assets.

               (g) Licenses Received. Except for computer software which is generally commercially available the per copy cost of which is less than $2,500, all licenses or other agreements under which the Company or any of the Subsidiaries is granted rights by others in Intellectual Property Assets used to create, offer, maintain, support or enhance the Products or which are otherwise necessary for the sale, distribution and/or provision of the Products are listed in Section 2.13(g) of the Disclosure Schedule. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided or made available to the Buyer, and to the knowledge of the Company, the licensors under the licenses and other agreements under which the Company or any of the Subsidiaries is granted rights had authority to grant the rights purported to be conferred thereby.

               (h) Licenses Granted. All licenses or other agreements under which the Company or any of the Subsidiaries has granted rights to others in Intellectual Property Assets used in the Company's and its Subsidiaries' business as presently conducted are listed in Section 2.13(h) of the Disclosure Schedule. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided or made available to the Buyer.

               (i) Affirmative Obligations. Except as set forth in Section 2.13(i) of the Disclosure Schedule, neither the Company nor any Subsidiary has any obligation to any other person to maintain, modify, improve or upgrade the Products.

               (j) Sufficiency. The Intellectual Property Assets used in the Company's and its Subsidiaries' business as presently conducted constitute all of the Intellectual Property assets of the Company and the Subsidiaries used in designing, creating and developing the Products.

               (k) Infringement. None of the Products manufactured, sold and/or provided by the Company or any Subsidiary, nor any process or know-how used in, nor any operation of the Company's and its Subsidiaries' business as presently conducted infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright or other proprietary right or is a derivative work based on the work of any other person.

               (l) Software Performance. The commercially released versions of the Products perform in all material respects in accordance with their documented specifications and other documentation and as the Company or the Subsidiaries has warranted to its customers and/or product/service providers. Substantially all of such documented specifications are contained in the software development and management applications identified in Section 2.13(l) of the Company Disclosure Schedule. Without limiting the foregoing, to the knowledge of the Company, the Products do not contain any "viruses," "time-bombs," "key-locks," in each case intentionally created by the Company, or any other devices intentionally created by the Company that could disrupt or interfere with the operation of the Products or the integrity of the data, information or signals they produce in a manner adverse to the Company, the Subsidiaries or any licensee.

               (m) Privacy. The Company and its Subsidiaries have not collected any personally identifiable information from any third parties except as described in Section 2.13(m) of the Disclosure Schedule. The Company and its Subsidiaries have complied in all material respects with all applicable laws and regulations relating to the collection, storage and transfer of any personally identifiable information collected by the Company or any Subsidiary or by third parties having authorized access to the Company's web site or other records.

               (n) For purposes of this Agreement,

                  (i)   "Intellectual Property Assets" means:

                        (A)   the Products (as defined below);

                        (B) all patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents");

                        (C)   the names indicated on Section 2.13(c)
                  of the Disclosure Schedule, and all related trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications (collectively, "Marks");

                        (D)   all copyrights in both published and
                  unpublished works, including without limitation all compilations, databases and computer programs, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, "Copyrights");

                        (E)   all know-how, trade secrets,
                  confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, Beta testing procedures and Beta testing results (collectively, "Trade Secrets").

                 (ii) "Products" means those computer programs and related services and documentation sold, marketed, distributed and/or provided by the Company and the Subsidiaries. A complete list of the Products sold, marketed, distributed and/or provided by the Company and the Subsidiaries is provided in Section 2.13(n)(ii) of the Disclosure Schedule.

         2.14  Intentionally Omitted.

         2.15  Contracts.

               (a) Except where a specific subsection to this Section 2.15 requires the Company to list certain agreements in the Disclosure Schedule as more specifically provided below, Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

                   (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

                  (ii) as set forth in Section 2.15(a)(ii) of the Disclosure Schedule, any agreement (or group of related agreements) in which the Company or any Subsidiary has granted or acquired "most favored nation" provisions or has granted exclusivity to any person;

                 (iii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services or in which the Company or any Subsidiary has granted or acquired manufacturing rights, or marketing or distribution rights relating to any products, services or territory or has agreed to purchase a minimum quantity of goods or services, in each case in an amount in excess of $25,000;

                 (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v)    any agreement concerning confidentiality;

                 (vi) as set forth in Section 2.15(a)(vi) of the Disclosure Schedule, any agreement concerning noncompetition;

                (vii) any agreement in any way restricting the Company's or a successor's ability to hire employees or retain contracts;

               (viii)    any employment or consulting agreement;

                 (ix) any agreement involving any officer, director or stockholder of the Company or any Affiliate (as hereinafter defined) thereof;

                  (x) any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

                 (xi) as set forth in Section 2.15(a)(xi) of the Disclosure Schedule, any agreement between the Company or any of its Subsidiaries and a third party pursuant to which such party provides, directly or indirectly, Payroll Services to customers of the Company or any of such Subsidiaries. As used herein, the term "Payroll Services" means any one or more of the following services, taken separately, and/or all such services collectively: (i) making payroll check calculations; (ii) making payroll tax calculations; (iii) preparing payroll tax filings for filing with any U.S. federal or state taxing authorities; (iv) causing payroll tax filings to be filed with any U.S. federal or state taxing authorities; (v) causing payroll tax deposits to be made with any U.S. federal or state taxing authorities (or financial institutions designated by them for receipt of such deposits); (vi) preparing payroll checks; (vii) causing electronic direct deposits of employee paychecks to be made with financial institutions; (viii) preparing W-2 forms; or (ix) computing payments (including but not limited to payments of 401(K) plan or other contributions to similar savings or pension plans and/or insurance premiums for medical, health, disability, life or other insurance) relating to employee benefits;

                (xii) each agreement with a customer pursuant to which the Company (or any of its subsidiaries) performs any Payroll Services for such customer;


               (xiii) as set forth in Section 2.15(a)(xiii) of the Disclosure Schedule, any agreements with financial institutions relating to the processing of Automated Clearing House ("ACH") entries in connection with providing any Payroll Services;

                (xiv) any distribution, sales representative or similar agreement under which any third party is authorized to sell, market, provide or contract or take orders for, any services of the Company or any of its subsidiaries;

                 (xv) any continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services in an amount in excess of $25,000;

                (xvi) any contract, agreement or commitment which obligates or commits the Company or any of its subsidiaries to develop, enhance or customize any software, copyrightable content, technology or intellectual property;

               (xvii) any contract, agreement or commitment that provides for the purchase, lease or license of any software (other than software generally available to the public on standard license terms or generally available at retail stores or through the Internet), copyrightable content, technology or intellectual property by, for or to (or for the benefit or use of) the Company and/or any of its subsidiaries, which software, content, technology or intellectual property is used (or is contemplated by the Company to be used) in connection with the business of the Company or any of its subsidiaries, or is incorporated in any product or service currently sold, licensed, provided, leased, distributed or marketed by the Company or any of its subsidiaries;

             (xviii)     any joint venture or partnership contract or agreement
or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

               (xix) any agreement or contract pursuant to which the Company or any of its subsidiaries leases or otherwise provides the services of any of its employees to a third party; and

                (xx) any other material agreement (or group of related agreements) or any other agreement not entered into in the Ordinary Course of Business.


               (b) The Company has delivered or made available to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section
2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the consummation of the Merger and the transactions contemplated by this Agreement will not cause such agreement to fail to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and no right of termination shall be triggered, or additional payment shall become due, as a result of the Closing; and (iii) except as set forth in Section 2.15(b) of the Disclosure Schedule, neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in material breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or material default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such contract.

         2.16 Accounts Receivable. Except as set forth in Section 2.16 of the Disclosure Schedule, all accounts receivable of the Company are valid receivables, to the knowledge of the Company, not subject to any setoffs or counterclaims.

         2.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

         2.18 Insurance. Section 2.18(i) of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party. Such insurance policies provide adequate coverage for all normal risks incident to the business of the Company and its properties and assets. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Except as set forth in Section 2.18(ii) of the Disclosure Schedule, the consummation of the Merger and the related transactions contemplated by the Agreement will not cause any such policy to no longer be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         2.19 Litigation. Except as set forth in Section 2.19 of the Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or, to the Company's knowledge, has been threatened by or against the Company or any Subsidiary.

         2.20 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, or right of credit, other than as set forth in Section 2.20 of the Disclosure Schedule.

         2.21  Employees.

              (a) Section 2.21(i) of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary, along with the position and the annual rate of compensation of each such person, including bonuses. Each such employee has entered into an agreement with the Company or a Subsidiary to protect the confidential information and intellectual property of the Company, copies of which have previously been delivered or made available to the Buyer. Each such agreement contains a non-competition agreement for the benefit of the Company or a Subsidiary. Except as set forth in Section 2.21(ii) of the Disclosure Schedule, to the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.

              (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

              (c) To the knowledge of the Company, the Company has fully complied with all employment-related laws during the relevant period, including without limitation laws related to the maintenance of workers' compensation insurance, fair employment practice laws (including without limitation the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act an the Pregnancy Discrimination Act), the Family and Medical Leave Act, the Fair Labor Standards Act and all analogous state laws. For purposes of this Section 2.21(c), the relevant period with respect to each law shall mean that period preceding the Closing Date equivalent to the length of the applicable limitations period under such law. The Company further represents that it is not and never has been subject to the affirmative action obligations of Executive Order 11246 and related regulations.

         2.22  Employee Benefits.

              (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(l) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                 (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

                 (b) Section 2.22(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten material Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to the Buyer. Each Employee Benefit Plan has been administered in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has met its obligations (including without limitation its fiduciary duties under ERISA) with respect to such Employee Benefit Plan (including without limitation the selection of each of the service providers with respect to such Employee Benefit Plan) and has timely made all required contributions thereto. Neither the Company nor any Subsidiary or ERISA Affiliate has engaged in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code. The Company, each Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and
Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted.

                 (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                 (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received or will timely apply for determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date, or corrective distributions have been made to comply with Sections 401(k)(3) and 401(m)(2), or each such Employee Benefit Plan substantially satisfies Sections 401(k)(12) and 401(m)(11). None of the assets of any Employee Benefit Plan that is funded is subject to any surrender, liquidation or redemption charge, reverse load or other similar charge that would become payable in the event such asset were to be sold, redeemed or otherwise disposed of immediately after the Closing Date.

                 (e) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                 (f) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                 (g) Except as set forth in Section 2.2(g) of the Disclosure Schedule, there are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

                 (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

                 (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                 (j) Except as set forth in Section 2.22(j) of the Disclosure Schedule, each Employee Benefit Plan by its terms is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof in excess of $20,000. No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                 (k) Section 2.22(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                 (l) Section 2.22(l) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time-off as currently in effect and the amount of such liabilities as currently in effect with respect to each employee of the Company and any Subsidiary, listed separately for each entity.

                 (m) Without limiting the foregoing in any respect, (i) neither the Company nor any Subsidiary is, or has ever been, a "fiduciary" or an "administrator," in each case within the meaning of ERISA, with respect to any Employee Benefit Plan subject to ERISA (other than the Employee Benefit Plans identified on Section 2.22(b) of the Disclosure Schedule), and (ii) neither the Company nor any Subsidiary has ever engaged in any non-exempt prohibited transaction (within the meaning of ERISA or Section 4975 of the Code) with any Employee Benefit Plan.

         2.23 Environmental Matters. The Company and its Subsidiaries currently are and at all times have been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to their properties, facilities and operations, and neither the Company nor any of its Subsidiaries has any material liability under any environmental, health or safety law and, to the Company's knowledge, there is no contamination of any of its or its Subsidiaries' properties that could give rise to any material liability under environmental, health or safety law.

         2.24 Legal Compliance. Each of the Company and each Subsidiary, and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any Federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

         2.25 Customers and Suppliers. Section 2.25 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 1% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or service to the Company or a Subsidiary. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products/services or supplying products/services, as applicable, to the Company or any Subsidiary.

         2.26 Permits. Section 2.26 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under insurance or employee benefit laws, Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Except as set forth in Section 2.26 of the Disclosure Schedule such listed Permits are the only Permits that are required for the Company and any Subsidiary to conduct the business, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Closing. In this regard,
Section 2.26 of the Disclosure Schedule sets forth a list (by State and type of license) of all individuals whose individual insurance licenses enable the Company or any Subsidiary to qualify for and maintain its corresponding insurance license. To the Company's knowledge, all such individual insurance licenses will continue to be available for such purpose immediately after the Closing Date. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company is pending or threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same, other than those the outcome of which would not have a Company Material Adverse Effect.

         2.27 Certain Business Relationships With Affiliates. Except as set forth in Section 2.27 of the Disclosure Schedule, no Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the Business, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary. Section 2.27 of the Disclosure Schedule identifies any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which have occurred or existed since their respective dates of incorporation.

         2.28 Brokers' Fees. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any investment banker, broker, finder or placement agent with respect to the transactions contemplated by this Agreement.

         2.29 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

         2.30  Intentionally Omitted.

         2.31 Certain Business Practices. Neither the Company, nor, to the Company's or any Principal Stockholder's knowledge, any directors, officers, agents or employees of the Company or other people acting on behalf of any of them (in their capacities as such) has (i) used any funds of the Company for contributions, gifts, entertainment or other expenses relating to political activity in violation of any applicable Law, (ii) made any payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, in each case in violation of any applicable Law, or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) accepted or received any contributions, payments, gifts or expenditures in violation of any applicable Law.

         2.32 Vote Required; Consents. The affirmative vote or written consent of the holders of at least a majority of (x) the Common Shares, and the Series A Preferred Stock, voting together as a single class, and (y) the Series A Preferred Stock, voting as a separate class, are the only votes of the holders of any of the shares of capital stock of the Company necessary to the Stockholder Proposals at a meeting of the Company's stockholders held for such purpose.

         2.33 Change of Ownership. Except as set forth in Section 2.33 of the Company Disclosure Schedule, the Company is not a party to any contract or agreement which contains a "change of control" or similar provision. For purposes of this Section 2.33, a "change of control" provision shall mean a provision that purports to alter the parties' rights under such contract or agreement in the event of (i) a merger, consolidation or other transaction in which securities possessing a certain percentage of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets.

         2.34  Restrictions on Business Activities. Except as set forth in
Section 2.34 of the Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of the Company and its Subsidiaries, any acquisition of property by the Company and its Subsidiaries, the Company's and its Subsidiaries' business as presently conducted or the use of licensed technology or any exploitation of intellectual property by the Company.

         2.35 Section 203 of DGCL Inapplicable. The Board of Directors of the Company has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to "business combinations" (as defined in Section 203 of the DGCL) will not apply to the execution, delivery or performance of this Agreement, the Voting Agreements or the consummation of the Merger or other transactions contemplated by this Agreement.

         2.36 Company Ownership of Buyer Common Stock. As of the date hereof, neither the Company nor any of the Principal Stockholders beneficially own any shares of Buyer Common Stock.

         2.37  Intentionally Omitted.

         2.38 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or in the certificates referred to in Sections 5.2(f) and 5.2(j) hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


           ARTICLE 2A - REPRESENTATIONS AND WARRANTIES OF PRINCIPAL
                                 STOCKHOLDERS

         Each of the Principal Stockholders severally (and FrontLine and RSI ESO, Inc. ("RSI ESO") jointly and severally with respect to their respective representations and warranties but not with respect to the representations and warranties of Pham and Cooperstone (as hereinafter defined)) represents and warrants to the Buyer that the statements made by such Principal Stockholder and contained in this Article 2A are true and correct, except as set forth in the Disclosure Schedule sections referenced in this Article 2A.

         2A.1 Ownership. Such Principal Stockholder is the sole record and beneficial owner of good and marketable title to the shares of Company Capital Stock listed next to its name on Section 2.2 of the Company Disclosure Schedule and no spousal consent is required with respect to the contemplated disposition of such shares at Closing. Except as set forth in 2A.1 of the Disclosure Schedule, such Principal Stockholder owns such Company Shares free and clear of any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership ("Encumbrances").

         2A.2 Authorization. Such Principal Stockholder has the full power and authority to execute and deliver this Agreement, the Escrow Agreement and the Voting Agreement (the "Ancillary Agreements") to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Ancillary Agreements by such Principal Stockholder and the consummation by such Principal Stockholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Principal Stockholder, and, except as otherwise set forth in this Agreement, no other proceedings on the part of any of such Principal Stockholder (including without limitation any action by or in respect of, or filing with, any governmental body) are necessary to authorize this Agreement or to consummate such transactions except the filing and recordation of the Certificate of Merger as required by the DGCL. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect and the exercise by courts of equity powers). If this Agreement or any of the Ancillary Agreements is being executed by such Principal Stockholder in a representative or fiduciary capacity, the person signing this Agreement or any such Ancillary Agreement has full power and authority to enter into and perform this Agreement and any such Ancillary Agreement.

         2A.3 Accredited Investor. Such Principal Stockholder is an "accredited investor," as defined in Rule 501(a) under the Securities Act.

         2A.4 Sophistication. Such Principal Stockholder is able to bear the economic risks of this investment, including the total loss of the investment, and has adequate means of providing for current needs and possible contingencies. Such Principal Stockholder's overall commitment to investments which are not readily marketable is not disproportionate to the net worth of such Principal Stockholder, and such Principal Stockholder's investment in the Merger Shares will not cause such overall commitment to become excessive. Such Principal Stockholder has had the opportunity to ask questions and receive answers concerning Buyer, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith which Buyer possesses or can acquire without unreasonable effort or expense. Such Principal Stockholder has such knowledge and experience in financial and business matters that such Principal Stockholder is capable of evaluating the merits and risks of this investment and of making an informed investment decision, and has relied solely upon the advice of his or her own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding this investment.

         2A.5 State Securities Laws. Such Principal Stockholder first learned of this investment in the jurisdiction of his, her or its residential address or address of principal executive offices, as applicable, set forth in 2A.5 of the Disclosure Schedule, and intends that the securities laws of only that jurisdiction, as preempted by the federal securities laws, shall govern this transaction.

         2A.6 Prospectus Delivery. Such Principal Stockholder confirms that he, she or it received and reviewed a copy of the prospectus dated April 9, 1999 contained in Buyer's shelf registration statement on Form S-4 (No. 333-71097) (the "Registration Statement") prior to becoming involved in any substantive discussions concerning the Merger.

         2A.7 Ownership of Intellectual Property Assets. Such Principal Stockholder represents and warrants that he, she or it does not own personally or individually any of the Intellectual Property Assets used in the Company's and its Subsidiaries' business as presently conducted, except as set forth in
Section 2A.7 of the Disclosure Schedule.

         2A.8 Disclosure. No representation or warranty made by such Principal Stockholder in this Article 2A, and no statement made by such Principal Stockholder contained in the Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state any material fact necessary in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         2A.9 Ownership of RSI ESO. FrontLine is the owner, beneficially and of record, of all of the issued and outstanding securities of RSI ESO. The common stock of FrontLine is registered under Section 12 of the Exchange Act.

                 ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF
                    THE BUYER AND THE TRANSITORY SUBSIDIARY

         Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company and each of the Principal Stockholders as follows:

         3.1 Organization, Qualification and Corporate Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in corporate good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and Bylaws, each as amended to date. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, or condition (financial or otherwise) of the Buyer and its subsidiaries, taken as a whole.

         3.2 Capitalization. The authorized capital stock of the Buyer consists of (a) 750,000,000 shares of Buyer Common Stock, of which 206,563,697 shares were issued and outstanding as of October 31, 2000, and (b) 1,345,000 shares of Preferred Stock, $.01 par value per share (consisting of 145,000 shares of Series A Preferred Stock, 250,000 shares of Series B Preferred Stock and 950,000 shares that are undesignated as to series), of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and the Voting Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively and no other corporate proceedings on the part of the Buyer or the Transitory Subsidiary are necessary to authorize this Agreement or (in the case of the Buyer) the Escrow Agreement and the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect and the exercise by courts of equity powers). Without limiting the generality of the foregoing, the respective Boards of Directors of the Buyer and Transitory Subsidiary, at meetings duly called and held or by unanimous written consent, have adopted and approved this Agreement in accordance with the provisions of the DGCL.

         3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Buyer or the Certificate of Incorporation of the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any premerger notification filing required pursuant to the HSR Act, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Buyer Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not have a Buyer Material Adverse Effect, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

         3.5 Reports and Financial Statements. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of the Buyer's most recent Annual Report on Form 10-K and all reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since the most recent Form 10-K (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from the date of the most recent Form 10-K through the date of this Agreement. As of their respective dates of filing, the Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

         3.6 Litigation. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened in writing against the Buyer or any subsidiary of the Buyer, which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.7 Interim Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.8  Brokers' Fees. Neither the Buyer nor the Transitory
Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.9 Shelf Registration Statement. The Registration Statement and the information incorporated by reference therein did not on the date it was declared effective by the U.S. Securities and Exchange Commission and on the date it was first delivered to the Company Stockholders contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not false or misleading. The Registration Statement and the information incorporated by reference therein will not as of the date of the Stockholder Meeting contain any untrue statement of material fact or omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not false or misleading.

         3.10 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the certificates referred to Sections 5.3(d) and 5.3(f) hereof, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         3.11 Tax-Free Reorganization.

              (a) The Buyer shall not take or fail to take, or permit the Company to take or fail to take after the Closing, any action, the taking of which, or the failure to take of which, as the case may be, is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

              (b) Prior to the Merger, Buyer will be in "Control" of Transitory Subsidiary with in the meaning of Section 368(c) of the Code.

              (c) Pursuant to the Merger, Transitory Subsidiary will merge with and into the Company, and the Company will acquire "substantially all" of the assets of Transitory Subsidiary as required by Section 368(a)(2)(E) of the Code.

              (d) Buyer has no present plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Buyer losing control of the Company.

              (e) Buyer has no present plan or intention to reacquire any of its stock issued pursuant to the Merger, other than (i) repurchases of restricted stock issued pursuant to the exercise of Options granted under the Company's 1999 Stock Option Plan and (ii) as a result of any net exchange of stock in connection with the repayment of the Option Notes (as hereafter defined).

              (f) Except for transfers described in both Section
368(a)(2)(C) of the Code and the Treasury Regulations promulgated thereunder, Buyer has no present plan or intention to: (a) liquidate the Company (other than in a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code); (b) except for the Merger, merge the Company with or into another corporation including Buyer or its affiliates (other than the merger of the Company into Buyer in a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code); (c) sell, distribute or otherwise dispose of stock of the Company, or cause the Company to sell or otherwise dispose of stock of the Company; or (d) cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Transitory Subsidiary, except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger.

              (g) The Buyer will cause the Company to (or, in the event that Company is merged into the Buyer in a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code, the Buyer will) either continue an historic business of the Company or use a significant portion of the Company's historic business assets in a business following the Merger, within the meaning of Treasury Regulation Section 1.368-1(d) (assuming for this purpose that the first sentence of Section 2.9(h) of this Agreement is true and correct).

              (h) During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by the Buyer or, to the Buyer's knowledge, affiliates of the Buyer, except for Company Shares that are issuable to the Buyer in connection with the convertible bridge loan provided to the Company pursuant to the Bridge Loan Agreement dated November 6, 2000 between the Company and the Buyer.

              (i) Following the Merger, the Buyer will comply with the record-keeping and information filing requirements of Treasury Regulation
Section 1.368-3.

                             ARTICLE 4 - COVENANTS

         4.1 Closing Efforts. Each of the Parties shall use commercially reasonable efforts ("Reasonable Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and
(ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2  Governmental and Third-Party Notices and Consents.

              (a) Each Party shall use its Reasonable Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

              (b) The Company shall use its Reasonable Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in
Section 2.4 of the Disclosure Schedule.

              (c) Without limitation of the foregoing, as soon as practicable, each of Buyer and the Company shall, if required, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of Buyer and the Company shall reasonably cooperate with the other in connection with the preparation of any such filings and shall use their respective Reasonable Efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the HSR Act.

         4.3 Meeting of Company Stockholders. The Company shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable, with written notice thereof to be given and a summary of this Agreement and any other relevant disclosure information to be provided in accordance with applicable law, for the purpose of voting on (i) the approval and adoption of this Agreement and the Merger,
(ii) the approval of an amendment to the Company's Certificate of Incorporation that provides that the Merger and this Agreement shall not be considered a liquidation under Section 3 of the Certificate of Designation of Series A Convertible Redeemable Preferred Stock, filed with the Secretary of State of the State of Delaware on August 9, 1999, as amended, (the "Charter Amendment") and (iii) any other matters submitted to the Company Stockholders in connection with the transactions contemplated hereby (collectively, the "Stockholder Proposals"). Notwithstanding the foregoing, the Company may take such actions as are required by applicable law to obtain the written consent (in lieu of the Stockholder Meeting) of the stockholders of the Company to the approval and adoption of the Stockholder Proposals. The directors of the Company shall recommend approval and adoption of the Stockholder Proposals by the stockholders of the Company. In connection with the Stockholder Meeting or the solicitation of written consents in lieu thereof, the Company will use its best efforts to obtain the necessary approvals by its stockholders of the Stockholder Proposals and will otherwise comply with all legal requirements applicable to the Stockholder Meeting or the solicitation of written consents in lieu thereof. The Buyer shall have the right to review and approve such disclosure information, which approval shall not be unreasonably withheld or delayed.

         4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees (other than as contemplated in Section 4.11 hereof) and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing and subject thereto, prior to the Effective Time, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the Buyer:

              (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (including without limitation pursuant to the conversion or exercise of convertible securities or Options outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options, except in each case as expressly contemplated by this Agreement and except for the granting of Options pursuant to the Company's 1999 Stock Option Plan representing the right to acquire up to an additional 50,000 Common Shares in the aggregate;

              (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, that this section shall not prohibit the accrual of interest on the Company's existing bridge loan from FrontLine Capital Group or prohibit the accrual of dividends on the outstanding Preferred Shares;

              (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

              (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.22(k) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.21(i) of the Disclosure Schedule and severance payments made under Section 4.11 hereof);

             (e) sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof) other than sales, leases, licenses or dispositions of assets in the Ordinary Course of Business;

             (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

             (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

             (h) amend its charter, Bylaws or other organizational documents except as contemplated in Section 4.3 hereof;

             (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

             (j) enter into, amend, terminate, take or omit to take any action that would constitute a material violation of or material default under any material contract or agreement;

             (k) make or commit to make capital expenditures in excess of $100,000 in the aggregate;

             (l) institute or settle any Legal Proceeding;

             (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company or the Principal Stockholders set forth in this Agreement becoming untrue or
(ii) any of the conditions to the Merger set forth in Article V not being satisfied;

             (n) license or transfer to any person or entity any rights to Company Intellectual Property other than licenses or transfers necessary to conduct development or perform services in the Ordinary Course of Business;

             (o) make any changes in the customary methods of operations of the Company, including, without limitation, practices and policies relating to purchasing, marketing, selling and pricing other than in the Ordinary Course of Business;

             (p) merge with, enter into a consolidation with or acquire an interest of 5% or more in any person or entity or acquire a substantial portion of the assets or business of any person or entity or any division or line of business thereof, or otherwise acquire any assets other than in the Ordinary Course of Business;

             (q) enter into any agreement, written or oral, with any of its directors, officers, employees or stockholders except in the Ordinary Course of Business consistent with past practice of the Company (or, to the knowledge of the Company or any Principal Stockholder, with any relative, beneficiary, spouse or Affiliate of such person);

             (r) write down or write up (or fail to write down or write up in accordance with consistent past practice) the value of any receivables or revalue any assets of the Company other than in the Ordinary Course of Business and in accordance with GAAP;

             (s) allow any Permit that was issued or related to the Company to lapse or terminate or fail to renew any such Permit or any insurance policy that is scheduled to terminate or expire within 30 calendar days of the date of this Agreement; or

             (t) agree in writing or otherwise to take any of the foregoing actions.

         4.5  Access to Information.

              (a) The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

              (b) Within 10 days after the end of each month ending prior to the Closing, beginning with November 30, 2000, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries.

         4.6  Notice of Breaches.

              (a) From the date of this Agreement until the Effective Time, the Company and each of the Principal Stockholders shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement made by the Company or any of the Principal Stockholders (as the case may be) or contained in the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.

              (b) From the date of this Agreement until the Effective Time, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement made by Buyer inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement.

         4.7  Exclusivity.

              (a) The Company shall not, and the Company shall require each of its officers, directors, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company or any Subsidiary, or (ii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

              (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

         4.8 Expenses. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (it being understood that Buyer shall be responsible for any fee owed to the Nasdaq Market in connection with the listing of the Merger Shares and any D&O Insurance Cost up to the Maximum Amount); provided, however, that none of the Buyer, the Company or the Surviving Corporation shall be liable for any fees for accountants, attorneys and/or other professionals (excluding investment bankers, brokers and the like) incurred by the Company and its Subsidiaries in connection with the Merger and related transactions in excess of $250,000 in the aggregate (such expenses, the "Excess Company Expenses") and any such expenses incurred in excess of $250,000 will be deducted and offset, dollar-for-dollar, from the aggregate value of the Merger Consideration.

         4.9  Securities Act Compliance.

              (a) Buyer represents and warrants that the issuance of the Merger Shares will have been registered on or prior to the Closing under the Securities Act pursuant to the Registration Statement, which shall be effective as of the Closing. For so long as any shares of Buyer Common Stock issued in the Merger remain subject to Rule 145(d) of the Securities Act, Buyer agrees to use commercially reasonable efforts to timely file all required reports under the Exchange Act, and otherwise satisfy the requirements of Rule 144(c) of the Securities Act.

              (b) At least 10 days prior to the Closing, the Company shall deliver to Buyer a list of names and addresses of those Persons who, in the Company's reasonable judgment, are affiliates of the Company within the meaning of Rule 145. The Company shall provide Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list. The Company shall use its Reasonable Efforts to deliver or cause to be delivered to the Buyer, prior to the Closing, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. Buyer shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Merger Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Merger Shares, consistent with the terms of such Affiliate Letters.

         4.10 Listing of Merger Shares. The Buyer shall use its Reasonable Efforts to list the Merger Shares on the Nasdaq National Market following the Closing Date.

         4.11 Reduction in Force. Prior to the Closing, the Company shall terminate certain employees pursuant to a planned reduction in force conducted in a manner and on terms and pursuant to documentation all as consented to by the Buyer in writing (the "Reduction in Force"). In implementing the Reduction in Force, the Company will use its Reasonable Efforts to comply with all applicable labor laws and to obtain from all terminated employees a release of the Company and its successors from any and all claims and an agreement to terminate all outstanding Options held by such employees. The Company will keep Buyer reasonably apprised of the status of the Reduction in Force and of the amount and nature severance payments made or obligations incurred to individuals terminated in connection with the Reduction in Force; provided, however, that to the extent that the aggregate amount of all severance payments or obligations made or incurred in connection with the Reduction in Force exceeds $1,350,000, the amount of such excess ("Excess RIF Expenses") will be deducted and offset, dollar-for-dollar, from the aggregate value of the Merger Consideration. For purposes of this Section 4.11, "obligations incurred to individuals terminated in connection with the Reduction in Force" includes without limitation any and all wages, salary, bonus or commission costs associated with providing notice or notice pay to such individuals pursuant to the requirements of any law, contract, policy or benefit plan, regardless of whether provided before or after the termination of employment, and the costs of any employee benefits associated with any such notice or severance payment.

         4.12 Section 280G. In the event that any of the transactions contemplated in this Agreement would otherwise result in an "excess parachute payment" within the meaning of Code Section 280G, the Company shall employ the shareholder approval requirements of Section 280G of the Code to exempt such payments from the reach of Code Sections 280G and 4999.

         4.13 Management Promissory Notes. The Company shall use its Reasonable Efforts to arrange for the repayment prior to or simultaneously with Closing of all notes issued to the Company from employees in connection with such employees' exercise of stock options (the "Option Notes"); provided, however, that such repayment shall not be required if it would result in an adverse consequence to such employees from a tax or cash flow perspective at the closing (it being understood that repayment through the set-off of Merger Consideration otherwise receivable by such employee at Closing does not constitute an adverse tax consequence from a tax or cash flow perspective).

         4.14 Termination of Existing Employee Severance Arrangements. The Company and the Buyer agree to use their best efforts to obtain the agreement of any employees with rights to receive severance, or an agreement that provides them with severance, to forgo their rights to such severance, or if applicable to terminate their agreements and to replace such forgone severance rights or terminated agreements with a severance/retention package mutually acceptable to Buyer and the Company.

         4.15 Directors and Officers Insurance. Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage or coverage under new policies from one or more other insurers (the "D&O Insurance") for the Company's directors and officers which shall provide such directors and officers with coverage for three (3) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company; provided, however, that in any event the total aggregate cost (the "D&O Insurance Cost") of such D&O Insurance shall not exceed $40,000 (the "Maximum Amount"); and provided, further, that if such coverage cannot be obtained for such cost, the Company will maintain, for such three-year period, the maximum amount of comparable coverage as shall be available for the Maximum Amount on such terms.

               ARTICLE 5 - CONDITIONS TO CONSUMMATION OF MERGER

         5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived by the parties hereto, to the extent permitted by applicable law:

              (a) The Stockholder Proposals shall have received the Requisite Stockholder Approval;

              (b) All required filings under the HSR Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without condition and without the objection of such federal authorities;

              (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any administrative agency or commission or other governmental authority or instrumentality of competent jurisdiction have enacted, issued or promulgated any statute, rule regulation or order which makes consummation of the Merger illegal.

         5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

              (a) Holders of more than two and one-half percent (2.5%) of the outstanding shares of each of the Company Shares shall not have exercised, nor shall they have any continuing right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger or any other matter submitted to the Stockholders in connection with the transactions contemplated by this Agreement;

              (b) the Company and the Subsidiaries shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Subsidiaries, except for any which if not obtained or effected would not have a Company Material Adverse Effect or a material adverse effect on the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement;

              (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Sections 2.2 and 2.3, the representations and warranties of the Principal Stockholders set forth in Sections 2A.1 and 2A.2 and any representations and warranties of the Company or the Principal Stockholders set forth in this Agreement that are qualified as to materiality, "Company Material Adverse Effect" or words of similar effect shall be true and correct in all respects, and all other representations and warranties of the Company or the Principal Stockholders set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

              (d) the Company and the Principal Stockholders shall have performed or complied in all material respects with their respective agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

              (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) have a Company Material Adverse Effect, or (iv) require the Company or the Buyer, upon consummation of any of the transactions contemplated by this Agreement, to hold separate or dispose of any of the stock or assets of the Company or the Buyer or impose limitations on the ability of the Surviving Corporation to control in any respect the business, assets or operations of either the Company or the Buyer, and no such judgment, order, decree, stipulation or injunction shall be in effect;

              (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that the condition specified in Section 5.1 and clauses (c) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects;

              (g) the Buyer shall have received from counsel to the Company an opinion, addressed to the Buyer and dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer;

             (h) the Buyer shall have received form counsel to FrontLine an opinion, addressed to the Buyer and dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer;

              (i) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries (other than Andrew Mouradian and Christopher Mulhall and any other such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

              (j) the Buyer shall have received a certificate from the Secretary of the Company, dated as of the Closing Date, certifying as to the Company's Certificate of Incorporation, Bylaws, the incumbency of officers and directors of the Company, and the resolutions adopted by the Board of Directors and Stockholders of the Company approving the Merger Agreement and the Merger;

              (k) there shall not have been, and no events shall have occurred since the date of this Merger Agreement, that, individually or in the aggregate, have had or that would be reasonably expected to result in, a Company Material Adverse Effect, provided that, for the purposes of this subsection (k), a Company Material Adverse Effect shall not be deemed to have occurred solely as a result of the continued incurrence by the Company of losses in the Ordinary Course of Business of the Company substantially at the same rate and magnitude of losses incurred prior to the date hereof and the corresponding reduction in the Company's cash position;

              (l) termination of that certain Stockholder Agreement dated as of August 10, 1999 by and among the Principal Stockholders and FrontLine, and that certain Registration Rights Agreement dated as of August 10, 1999 by and among the Principal Stockholders and FrontLine;

              (m) the Buyer, the Company, the Principal Stockholders and the Escrow Agent each shall have executed and delivered the Escrow Agreement in form and substance reasonably satisfactory to the parties thereto;

              (n) at least twenty (20) business days shall have elapsed since the delivery to all of the Company Stockholders of the Prospectus dated April 9, 1999, which constitutes part of the Registration Statement;

              (o) the Company shall have implemented and completed the Reduction in Force in a manner reasonably acceptable to the Buyer;

              (p)  the Company shall have received a payoff letter from each of
(i) Orrick Herrington & Sutcliffe LLP, legal counsel to the Company and (ii) Ernst & Young LLP, the outside accountant of the Company, and (iii) any other counsel, accountant or other professional advisor that has performed services for the Company relating to the Merger, in each case stating the aggregate amount of expenses and fees (x) incurred by the Company and (y) then owed by the Company to such entity in connection with the transactions contemplated by this Agreement;

              (q) The employment agreements entered into between the Buyer and each of Elliot Cooperstone and H. Thach Pham in accordance with Section 1.6 hereof shall not have been terminated or materially breached by Mr.
Cooperstone or Mr. Pham, as applicable; and

              (r) The Bridge Loan Agreement shall have been terminated by the parties thereto and be of no further force or effect, without the payment by the Company or any Subsidiary of any principal, interest or other amount due thereunder.

         5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

              (a) the Buyer and the Transitory Subsidiary shall have obtained (and shall have provided copies thereof to the Company) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Buyer or the Transitory Subsidiary;

              (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and
Section 3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality, "Buyer Material Adverse Effect" or words of similar effect, shall be true and correct, and the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

              (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

              (d) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (d) of this Section 5.3 is satisfied in all respects;

              (e) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion, addressed to the Company and the Principal Stockholders and dated as of the Closing Date, in form and substance reasonably satisfactory to the Company;

              (f) the Company shall have received a certificate from the Secretary of Buyer, dated as of the Closing Date, certifying as to its respective Certificate of Incorporation, bylaws, the incumbency of its respective officers and directors, and the resolutions adopted by its respective board of directors and stockholders, if applicable, approving this Agreement and the Merger; and

              (g) no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

         5.4 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 5.1 or Section
5.2 hereof have not been satisfied, Buyer and the Transitory Subsidiary shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in
Section 5.1 or Section 5.3 hereof have not been satisfied, the Company and the Principal Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their respective rights hereunder.


                          ARTICLE 6 - INDEMNIFICATION

         6.1 Indemnification by the Stockholders. Subject to Section 6.5, the Principal Stockholders shall jointly and severally indemnify the Buyer, the Surviving Corporation and each of their officers, directors, agents, and each person (an "Affiliate"), if any, who controls or may control the Buyer within the meaning of the Securities Act (each, a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") in respect of, and hold them harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by any of the Buyer Indemnified Parties resulting from, relating to or constituting:

              (a) any fraud, misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or any Principal Stockholder contained in this Agreement, the Ancillary Agreements or the Company Certificate; or

              (b) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon any claim that his, her or its shares were wrongfully repurchased by the Company or that his, her or its Options were wrongfully terminated.

         6.2 Indemnification of Buyer. Subject to Section 6.5, the Buyer shall indemnify the Company Stockholders and successors, assigns, heirs and legal representatives, estates and Affiliates (the "Company Indemnified Parties" and, together with the Buyer Indemnified Parties, the "Indemnified Parties") in respect of, and hold then harmless against, any and all Damages incurred or suffered by them resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement or the Buyer Certificate.

         6.3  Indemnification Claims.

              (a) An Indemnified Party entitled, or seeking to assert rights, to indemnification under this Article 6 shall give written notification to the parties from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim (a "Third Party Claim") for which indemnification pursuant to this Article 6 may be sought (a "Third Party Claim Notice"). Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such claim, suit or proceeding, and shall describe in reasonable detail (to the extent then known by the Indemnified Party) the facts constituting the basis for such claim, suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this
Article 6 and (B) the amount of Damages claimed is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this
Article 6 and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Controlling Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Non-controlling Party, which shall not be unreasonably withheld or delayed. The Non-controlling Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Controlling Party, which shall not be unreasonably withheld or delayed.

              (b) In order to seek indemnification under this Article 6 (other than in connection with a Third Party Claim), an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article 6 for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

              (c) Within 20 days after delivery of a Claim Notice or a Third Party Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount, (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. The "Payment Date" shall be the close of business on the day immediately preceding the day on which payment of the applicable indemnification obligation is made; provided, however, that in the case of any payment of any indemnification obligation under the Escrow Agreement, it shall be the date that that shall be the first to occur of the day immediately preceding the day on which the escrow agent distributes the applicable Escrow Shares in payment of the applicable indemnification obligation or the date as of which the escrow agent was required to have distributed such applicable Escrow Shares. In lieu of any distribution to the Buyer of Escrow Shares pursuant to a payment to the Buyer of a Claimed Amount or an Agreed Amount, the Indemnifying Party may make payment to the Buyer of such Claimed Amount or Agreed Amount in cash, by check or by wire transfer, and upon receipt by Buyer of such check or wire transfer the parties shall instruct the Escrow Agent to distribute to the Indemnified Party the Escrow Shares otherwise distributable to the Buyer pursuant to this Section 6.3(c). For purposes of this Article 6, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the ten (10) consecutive trading days ending on the last trading day before the Payment Date (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such ten-day period), multiplied by the number of such Escrow Shares.

              (d) In the case in which the "Indemnifying Parties" are the Principal Stockholders, references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Principal Stockholders, and the agreement of all of the Principal Stockholders shall be required in connection with any of the matters set forth in this Article 6 that relate to all of the Principal Stockholders.

         6.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate and the Buyer's right of indemnification for claims under Section 6.1(b) shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date that is twelve (12) months following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1, the first and second sentences of Section 2.2, clause (i) of the third sentence of Section 2.2, Sections 2.3, 2.9 and 2.22 (with respect only to any representation or warranty contained in said section relating to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA)), Article 2A and Sections 3.1,
3.2, 3.3 and 3.11 (and the portion of the Company Certificate or the Buyer Certificate relating thereto) shall survive until 10 days following expiration of all statutes of limitation applicable to the matters referred to therein, and (ii) the representations and warranties set forth in Section 2.13 shall survive until the second anniversary of the Closing Date. If an Indemnified Party delivers to an Indemnifying Party, before expiration of the survival period of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Principal Stockholders in accordance with the terms of the Escrow Agreement.

         6.5  Limitations.

              (a) The Escrow Agreement is intended to secure the indemnification obligations of the Principal Stockholders under this Agreement. However, the rights of the Buyer under this Article 6 shall not be limited to the Escrow Shares nor shall the Escrow Agreement be the exclusive means for the Buyer to enforce such rights.

                  (1) Notwithstanding the foregoing or anything contained herein to the contrary, the Buyer hereby agrees that it shall seek satisfaction of the indemnification obligations of the Principal Stockholders under this
Article 6 (other than with respect to such Principal Stockholder's fraud) strictly in accordance with the following clauses (i) through (iv) below, provided that (I) the Buyer shall not attempt to collect any Damages directly from the Principal Stockholders unless there are no remaining Escrow Shares held in escrow pursuant to the Escrow Agreement, (II) the Principal Stockholders shall not have any liability for any Damages in excess of the amount of the Indemnity Cap (as defined below) or in excess of the percentages set forth in clauses (i) through (iv) below, except as set forth in Section 6.5(c) below, and (III) the liability of the Principal Stockholders shall be joint and several; provided, however, that a Principal Stockholder shall not be liable for any other Principal Stockholder's fraud, misrepresentation, breach of a warranty made by such other Principal Stockholder or failure to perform any covenant or agreement of such other Principal Stockholder contained in this Agreement, the Ancillary Agreements or the Company Certificate, except that this proviso shall not apply as between FrontLine and RSI ESO:

                  (i) the first two million dollars ($2,000,000) of Damages such amount to be reduced by the Excess RIF Expenses and the Excess Company Expenses (collectively, the "Purchase Price Adjustment"), if any), up to a maximum of $2,000,000) (the "First Tier Indemnification") shall be borne 65% by FrontLine, 17.5% by H. Thach Pham ("Pham") and 17.5% by Elliot S. Cooperstone ("Cooperstone");

                (ii) the next two million dollars ($2,000,000) of Damages in excess of the First Tier Indemnification (the "Second Tier Indemnification") shall be borne 50% by Pham and 50% by Cooperstone (and no payment therefore or contribution thereto shall be made by FrontLine);

               (iii) the next four million ($4,000,000) of Damages in excess of the First Tier Indemnification and the Second Tier
          Indemnification (the "Third Tier Indemnification") shall be borne 100% by FrontLine (and no payment therefore or contribution thereto shall be made by Pham or Cooperstone); and

               (iv) any Damages in excess of the First Tier Indemnification, the Second Tier Indemnification and the Third Tier Indemnification (the "Fourth Tier Indemnification") shall be borne 67% by FrontLine, 16.5% by Pham and 16.5% by Cooperstone.

                  (2) Escrow Property (as defined in the Escrow Agreement) that may be distributed from the escrow in satisfaction of indemnification claims under this Article 6 shall reflect the indemnification allocation structure set forth above up to the full amount of the Escrow Property. The Principal Stockholders shall contribute Merger Shares to the escrow as follows and in the following order, provided that in no event shall the Principal
Stockholders contribute in the aggregate more than 10% of the total Merger Shares into escrow:

                  (i) first, Pham and Cooperstone shall each contribute 50% of that number of Merger Shares as shall equal the quotient of (A) product of (x) 35% multiplied by (y) the difference between (1) $2,000,000 less (2) the Purchase Price Adjustment, if any (up to a maximum of $2,000,000), divided by (B) the Average LOI Price unless the Average Announcement Price is greater than 120% of or less than 80% of the Average LOI Price, in which case it shall be the Average Announcement Price;

                 (ii) second, FrontLine shall contribute that number of Merger Shares as shall equal the quotient of (A) the product of (x) 65% multiplied by (y) the difference between (1) $2,000,000 less (2) the Purchase Price Adjustment, if any (up to a maximum of $2,000,000), divided by (B) the Average LOI Price unless the Average Announcement Price is greater than 120% of or less than 80% of the Average LOI Price, in which case it shall be the Average Announcement Price;

                (iii) third, Pham and Cooperstone shall each contribute 50% of that number of Merger Shares, if any, as shall equal the quotient of
          (A) the amount (the "Third Tier Difference Amount") equal to the difference between (x) the Ten Percent ATMC Amount (as defined below) less the difference between (1) $2,000,000 less (2) the Purchase Price Adjustment, if any (up to a maximum amount of $2,000,000), such Third Tier Difference Amount being limited to a maximum of $2,000,000, divided by, (B) the Average LOI Price unless the Average Announcement Price is greater than 120% of or less than 80% of the Average LOI Price, in which case it shall be the Average Announcement Price; and

               (iv) fourth, Frontline shall contribute that number of Merger Shares, if any, as shall equal the quotient of (A) the difference between (x) the Ten Percent ATMC Amount less the difference between
          (1) $4,000,000 less (2) the Purchase Price Adjustment, if any (such amount being limited to a minimum of zero), divided by, (B) the Average LOI Price unless the Average Announcement Price is greater than 120% of or less than 80% of the Average LOI Price, in which case it shall be the Average Announcement Price.

For purposes of this Section 6.5(a)(2), the "Ten Percent ATMC Amount" means the amount that is 10% of the Adjusted Total Merger Consideration; provided, however, that (x) if the Average Announcement Price is greater than 120% of Average LOI Price, then the Ten Percent ATMC Amount shall equal the amount that is 10% of the product of 120% multiplied by the Adjusted Total Merger Consideration, and (y) if the Average Announcement Price is less than 80% of the Average LOI Price, then the Ten Percent ATMC Amount shall equal the amount that is 10% of the product of 80% multiplied by the Adjusted Total Merger Consideration.

                  (3) In the event that any one or more of the Principal Stockholders pays to the Indemnified Party an amount in respect of Damages in excess of the percentage (as determined in accordance with Section 6.5(a)(1)) of the aggregate of all amounts paid in respect of Damages by all such Principal Stockholders in respect of a claim, then such Principal Stockholder or Principal Stockholders shall be entitled to contribution for such excess amounts from such other Principal Stockholder or Principal Stockholders not paying the amount in respect of Damages that reflects the percentages determined in accordance with Section 6.5(a)(1) and such other Principal Stockholder or Principal Stockholders shall contribute such amount to such Principal Stockholder or Principal Stockholders.

                  (4) All references in this Article 6 to FrontLine or RSI ESO, Inc. (as a Principal Stockholder) shall be deemed to include FrontLine and RSI ESO, Inc. on a joint and several basis.

                  (5)  Notwithstanding anything to the contrary provided in this
Article 6, such number of Merger Shares to be received by the Principal Stockholders, rounded to the nearest whole number, as is equal to an aggregate of 10% of the total Merger Shares to be received by all holders of Company Shares pursuant to Section 1.5, shall be deposited in escrow.

              (b) Except with respect to claims based on fraud, the rights of the Indemnified Parties under this Article 6 shall be the sole and exclusive remedy of the Indemnified Parties with respect to any matters relating to this Agreement, the Merger and any other transaction contemplated by this Agreement, including without limitation claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement. No Principal Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

              (c) The Principal Stockholders shall not be required to indemnify the Buyer Indemnified Parties with respect to any claim for indemnification due to inaccuracies in the representations and warranties of the Company and the Principal Stockholders or any claim under 6.1(b) (i) unless and until the aggregate amount of all such claims against the Principal Stockholders exceeds $375,000 (the "Deductible Amount"), at which time the Principal Stockholders shall be required to indemnify the Buyer Indemnified Parties for all Damages in excess of the Deductible Amount (up to the limitation in subparagraph (ii) hereof) relating to such claim, and (ii) except for the representations and warranties set forth in Section 2.1, the first and second sentences of Section 2.2, clause (i) of the third sentence of
Section 2.2, Section 2.3 and Article 2A, for any Damages in excess of $7,800,000 in the aggregate for all Principal Stockholders (the "Indemnity Cap"); provided, however, that, notwithstanding anything to the contrary provided in this Article 6, there shall be no limit to the Principal Stockholders' indemnification obligations under this Article 6 with respect to claims based on fraud or the intentional misrepresentation of the Company or the Principal Stockholders.

              (d) The Buyer shall have no liability for indemnification with respect to any matter described in Section 6.2 (i) unless and until the aggregate amount of all such claims against the Buyer exceeds the Deductible Amount, at which time the Buyer shall be required to indemnify the Principal Stockholder Indemnified Parties for all Damages in excess of the Deductible Amount (up to the limitation in subparagraph (ii) hereof) relating to such claim, and (ii) except for representations and warranties set forth in Sections 3.1, 3.2 and 3.3, for any damages in excess of the Indemnity Cap.

              (e) The amount of any indemnification to be paid hereunder shall be reduced by the amount of any insurance proceeds (other than those for which the Indemnified Party is a self-insurer) received by the Indemnified Party with respect to the claim for which such indemnification is to be provided.

                            ARTICLE 7 - TERMINATION

         7.1 Termination of Agreement. Termination of this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) shall only occur as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent;

              (b) the Buyer may terminate this Agreement by giving written notice to the Company and the Principal Stockholders in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of
Section 5.2 not to be satisfied and (ii) is not cured within 20 business days following delivery by the Buyer to the Company of written notice of such breach;

              (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of
Section 5.3 not to be satisfied and (ii) is not cured within 20 business days following delivery by the Company to the Buyer of written notice of such breach;

              (d) the Buyer may terminate this Agreement by giving written notice to the Company at any time after the Company Stockholders have voted on any matter submitted to them in connection with the transactions contemplated by this Agreement and any such matter failed to receive the Requisite Stockholder Approval;

              (e) if the Closing shall not have occurred on or before January 31, 2001 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement), this Agreement shall automatically terminate as of such date, unless the Buyer shall have given written notice to the Company on or prior to January 31, 2001 extending such date;

              (f) if the Closing shall not have occurred on or before January 31, 2001 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement), this Agreement shall automatically terminate as of such date, unless the Company shall have given written notice to the Buyer on or prior to January 31, 2001extending such date; or

              (g) by either Buyer or the Company (upon written notice to Principal Stockholders), if any order of a Governmental Entity, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable.

         7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any party to any other party, except (i)
Section 4.8 and Article 9 shall survive any such termination and (ii) that any liability for any breaches of this Agreement prior to the time of termination.

                            ARTICLE 8 - DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.


     Defined Term                                 Section
     ------------                                 -------
     ACH                                          2.15(a)(xiii)
     Adjusted Total Merger Consideration          1.5(c)(i)
     Affiliate                                    6.1
     Affiliate Letter                             1.7(e)
     Agreed Amount                                6.3(c)
     Agreement                                    Introduction
     Ancillary Agreements                         2A.2
     Antitrust Division                           4.2(c)
     Average Announcement Price                   1.5(d)(i)
     Average LOI Price                            1.5(c)(i)
     Bridge Loan Agreement                        1.5(c)(i)
     Bridge Loan Balance                          1.5(c)(i)
     Bridge Loan Shares                           1.5(c)(i)
     Buyer                                        Introduction
     Buyer Certificate                            5.3(d)
     Buyer Common Stock                           1.5(a)
     Buyer Indemnified Parties                    6.1
     Buyer Material Adverse Effect                3.1
     Buyer Reports                                3.5
     Certificates                                 1.7(a)
     Certificate of Merger                        1.1
     Change of Control                            2.33
     Charter Amendment                            4.3
     Claim Notice                                 6.3(b)
     Claimed Amount                               6.3(b)
     Closing                                      1.2
     Closing Date                                 1.2
     Code                                         Introduction
     Common Conversion Ratio                      1.5(c)
     Common Merger Shares                         1.5(c)(i)
     Common Share Merger Consideration            1.5(c)(i)
     Common Shares                                1.5(a)
     Company                                      Introduction
     Company Certificate                          5.2(f)
     Company Indemnified Parties                  6.2
     Company Material Adverse Effect              2.1
     Company Shares                               1.5(b)
     Company Stockholders                         1.5(c)(v)
     Controlling Party                            6.3(a)
     Cooperstone                                  6.5(a)(i)
     Copyrights                                   2.13(o)(i)(D)
     Damages                                      6.1
     Deductible Amount                            6.5(c)
     Delaware Courts                              9.8
     DGCL                                         1.1
     Disclosure Schedule                          Article II
     Dissenting Shares                            1.6(a)
     D&O Insurance                                4.15
     D&O Insurance Cost                           4.15
     Effective Time                               1.1
     Employee Benefit Plan                        2.22(a)(i)
     Encumbrances                                 2A.1
     ERISA                                        2.22(a)(ii)
     ERISA Affiliate                              2.22(a)(iii)
     Escrow Agreement                             1.3(e)
     Escrow Shares                                1.5(c)(v)
     Excess Company Expenses                      4.8
     Excess RIF Expenses                          4.11
     Exchange Act                                 3.4
     Expected Claim Notice                        6.4
     Financial Statements                         2.6
     First Tier Indemnification                   6.5(a)(i)
     Fourth Tier Indemnification                  6.5(a)(iv)
     FrontLine                                    Introduction
     FrontLine Preferred Amount                   1.5(c)(i)
     FrontLine Preferred Dividend Amount          1.5(c)(i)
     FrontLine Preferred Shares                   1.5(c)(i)
     FTC                                          4.2(c)
     GAAP                                         2.6
     Governmental Entity                          2.4
     HSR Act                                      2.4
     Indemnified Parties                          6.2
     Indemnity Cap                                6.5(c)
     Indemnifying Party                           6.3(a)
     Initial Shares                               1.5(c)(i)
     Intellectual Property Assets                 2.13(o)(i)
     Legal Proceeding                             2.19
     Marks                                        2.13(o)(i)(C)
     Maximum Amount                               4.15
     Merger                                       1.1
     Merger Shares                                1.5(c)(vi)
     Most Recent Balance Sheet                    2.8
     Most Recent Balance Sheet Date               2.6
     Non-controlling Party                        6.3(a)
     Nondisclosure Contracts                      2.13(o)(iii)
     Option Notes                                 4.13
     Options                                      1.9(a)
     Ordinary Course of Business                  2.4
     Parties                                      Introduction
     Patents                                      2.13(o)(i)(B)
     Payment Date                                 6.3(c)
     Payroll Services                             2.15(a)(xi)
     Permits                                      2.26
     Pham                                         6.5(a)(i)
     Preferred Conversion Ratio                   1.5(c)(ii)
     Preferred Merger Shares                      1.5(c)(ii)
     Preferred Per  Share Cash Consideration      1.5(c)(iii)
     Preferred Shares                             1.5(b)
     Preferred Share Merger Consideration         1.5(c)(ii)
     Principal Stockholders                       Introduction
     Products                                     2.13(o)(ii)
     Public Announcement Date                     1.5(d)(iii)
     Purchase Price Adjustment                    6.5(a)(i)
     Reasonable Efforts                           4.1
     Reduction in Force                           4.11
     Reference Price                              1.5(c)(v)
     Registration Statement                       2A.6
     Response                                     6.3(c)
     Requisite Stockholder Approval               2.3
     RSI ESO                                      Introduction to Article 2A
     Rule 145                                     1.7(e)
     Second Tier Indemnification                  6.5(a)(ii)
     Securities Act                               1.7(e)
     Security Interest                            2.4
     Stockholder Meeting                          4.3
     Stockholder Proposals                        4.3
     Subsidiary                                   2.5(a)
     Surviving Corporation                        1.1
     Taxes                                        2.9(a)(i)
     Tax Returns                                  2.9(a)(ii)
     Ten Percent ATMC Amount                      6.5(a)(2)
     Third Party Claim                            6.3
     Third Party Claim Notice                     6.3
     Third Tier Difference Amount                 6.5(a)(2)
     Third Tier Indemnification                   6.5(a)(iii)
     Total Outstanding Common Shares              1.5(c)(i)
     To the knowledge of the Company              Introduction to Article 2
     Trade Secrets                                2.13(o)(i)(E)
     Transitory Subsidiary                        Introduction
     Value                                        6.3(c)
     Voting Agreement                             Introduction


                           ARTICLE 9 - MISCELLANEOUS

         9.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article 1 concerning issuance of the Merger Shares and Article 6 concerning indemnification are intended for the benefit of the Company Stockholders and the Indemnified Parties, respectively.

         9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof, provided that the Mutual Non-Disclosure Agreement, dated March 21, 2000, as amended May 30, 2000, between the Buyer and the Company shall remain in effect in accordance with its terms.

         9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer. In the event that the Buyer, FrontLine or RSI ESO or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of their respective properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Buyer, FrontLine or RSI ESO, as the case may be, assume their respective rights and obligations set forth in this Agreement.

         9.5 Counterparts Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-day delivery via a reputable nationwide overnight courier service, or upon receipt if hand delivered, and in each case to the intended recipient as set forth below:


     If to the Company                                         Copy to:
     -----------------                                         -------

     EmployeeMatters, Inc.                                     Orrick, Herrington & Sutcliffe LLP
     9A Riverbend Drive South                                  666 Fifth Avenue, 18th Fl.
     Stamford, CT  06907                                       New York, NY 10103-0001
     Attention: Elliot Cooperstone                             Attention: Martin H. Levenglick, Esq.
     Telecopier: (203) 326-4545                                Telecopier: (212) 506-5151
     Telephone: (212) 506-6000                                 Telephone: (203) 326-4501

     If to the Buyer or the Transitory Subsidiary:             Copy to:
     --------------------------------------------              -------

     Intuit Inc.                                               Goodwin, Procter & Hoar  LLP
     P.O. Box 7850, MS 2700C                                   Exchange Place
     Mountain View, CA  94039-7850                             Boston, MA 02109
     Attention: General Counsel, Legal Dept.                   Attention: Kevin M. Dennis, P.C.
     Telecopier: (650) 944-6622                                Telecopier: (617) 523-1231
     Telephone: (650) 944-6000                                 Telephone (617) 570-1000

     If to the Principal Stockholders:                         Copy to:
     --------------------------------                          -------

     FrontLine Capital Group, Inc.                             Brown & Wood LLP
     RSI ESO, Inc.                                             One World Trade Center
     c/o FrontLine Capital Group                               New York, NY  10048-0557
     1350 Avenue of the Americas                               Attention:  J. Gerard Cummins, Esq.
     New York, NY 10019                                        Telecopier: (212) 839-5599
     Attention:  Scott Rechler                                 Telephone: (212) 839-5374
     Telecopier: (212) 931-8001
     Telephone: (212) 931-8000

     Elliott Cooperstone
     36 New England Drive
     Stamford, CT 06903

     H. Thach Pham
     51 Ludlow Road
     Westport, CT 06880


     Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.8 Governing Law; Submission to Jurisdiction. ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation among the parties hereto arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Merger, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum or that there are indispensable parties to such litigation that are not subject to the jurisdiction of the Delaware Courts.
Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, as such agent.

         9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         9.11  Construction.


              (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

              (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the date first above written.

                                       INTUIT INC.

                                       By:
                                              -------------------------------
                                              Name:
                                              Title:

                                       ECHO ACQUISITION CORP.

                                       By:
                                              -------------------------------
                                              Name:
                                              Title:

                                       EMPLOYEEMATTERS, INC.

                                       By:
                                              -------------------------------
                                              Name:
                                              Title:

                                       PRINCIPAL STOCKHOLDERS:


                                       --------------------------------------
                                       Name:  Elliot Cooperstone


                                       --------------------------------------
                                       Name:  H. Thach Pham


                                       RSI ESO,  INC.

                                       By:
                                              -------------------------------
                                              Name:
                                              Title:

                                       FRONTLINE CAPITAL GROUP

                                       By:
                                              -------------------------------
                                              Name:
                                              Title:

The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.


                                   ----------------------------------------
                                   Secretary





     The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.


                                   ----------------------------------------
                                   Secretary